EXHIBIT 1


                    JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share of Trans World Airlines and further agree to this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th day of November, 1995.

                PICHIN CORP.

                By:  /s/ Edward E. Mattner
                     Edward E. Mattner
                Its: President


                CHELONIAN CORP.

                By:  /s/ Edward E. Mattner
                     Edward E. Mattner
                Its: President


                UNICORN CORP.

                By:  /s/ Edward E. Mattner
                     Edward E. Mattner
                Its: President


                ACF INDUSTRIES, INCORPORATED

                By:  /s/ Carl C. Icahn
                     Carl C. Icahn
                Its: Chairman of the Board


                ACF INDUSTRIES HOLDING CORP.

                By:  /s/ Richard T. Buonato
                     Richard T. Buonato
                Its: Vice President


                HIGHCREST INVESTORS CORP.

                By:  /s/ Richard T. Buonato
                     Richard T. Buonato
                Its: Senior Vice President


                ICAHN HOLDING CORPORATION

                By:  /s/ Richard T. Buonato
                     Richard T. Buonato
                Its: Vice President


                By:  /s/ Carl C. Icahn
                     Carl C. Icahn

                [Joint filing Agreement for Schedule 13D with respect to Trans World Airlines, Inc.]